UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2018

Home Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (337) 237-1960

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)       An Annual Meeting of Shareholders of the Company was held on May 9, 2018.

(b)       There were 9,397,136 shares of common stock of the Company eligible to be voted at the Annual Meeting and 7,693,682 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the votes for each proposal were as follows:

1.	Election of directors:

For a three-year term:

	For	Withheld	Broker Non-votes
Kathy J. Bobbs *	3,654,109	2,389,613	1,649,960
John W. Bordelon	5,994,936	48,786	1,649,960
John A. Hendry	5,908,142	135,580	1,649,960

For a two-year term:

	For	Withheld	Broker Non-votes
Daniel G. Guidry	5,976,501	67,221	1,649,960

For a one-year term:

	For	Withheld	Broker Non-votes
Mark M. Cole	6,001,196	42,526	1,649,960

*	As previously indicated in the press release of April 24, 2018, Director Bobbs passed away on April 21, 2018. The Company has not made a determination at this time to fill the vacancy on the Board of Directors with the passing of Mrs. Bobbs.

2.	To ratify the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

For	Against	Abstain
7,674,909	14,823	3,950

At the annual meeting, the shareholders of the Company elected each of the nominees as director and adopted the proposal to appoint the Company’s independent registered public accounting firm.

(c)	Not applicable

(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: May 10, 2018	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer